As filed with the Securities and Exchange Commission on October 10, 2018

Registration No. 333-212222

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Gramercy Property Trust

(BRE Glacier L.P. as successor by merger to Gramercy Property Trust)

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State of Other Jurisdiction of Incorporation or Organization)	56-2466617 (I.R.S. Employer Identification No.)

90 Park Avenue, 32nd Floor, New York, NY 10016

(212) 297-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

GRAMERCY PROPERTY TRUST 2016 EQUITY INCENTIVE PLAN

(Full Title of Plan)

Edward J. Matey Jr.

General Counsel, Secretary and Executive Vice President

Gramercy Property Trust

90 Park Avenue, 32nd Floor, New York, NY 10016

(212) 297-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Brian M. Stadler, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

(212) 455-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-212222) (the “Registration Statement”) of Gramercy Property Trust, a Maryland real estate investment trust (the “Company”), which was filed with the Securities and Exchange Commission on June 24, 2016.

On October 10, 2018, pursuant to the terms of the Agreement and Plan of Merger, dated as of May 6, 2018, among the Company, BRE Glacier Parent L.P., a Delaware limited partnership, BRE Glacier L.P., a Delaware limited partnership (“Merger Sub I”), BRE Glacier Acquisition L.P., a Delaware limited partnership, and GPT Operating Partnership LP, a Delaware limited partnership, the Company merged with and into Merger Sub I, with Merger Sub I continuing as the surviving company in the merger (the “Merger”).

As a result of the Merger, any and all offerings of securities registered pursuant to the Registration Statement have been terminated.  In accordance with undertakings made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement that remain unsold at the termination of the offering, Merger Sub I, as successor to the Company, hereby removes from registration all securities registered under the Registration Statement but unsold as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 10, 2018.

BRE Glacier L.P.
(as successor by merger to Gramercy Property Trust)

By:	/s/ Edward J. Matey Jr.
	Name:	Edward J. Matey Jr.
	Title:	General Counsel, Executive Vice President and Secretary

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